As filed with the Securities and Exchange Commission on April 25, 2011
Registration No.333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAPTOR PHARMACEUTICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	86-0883978 (I.R.S. Employer Identification No.)

9 Commercial Blvd., Suite 200 Novato, California (Address of Principal Executive Offices)	94949 (Zip Code)

 Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan

(Full title of the plan)

Kim R. Tsuchimoto, Chief Financial Officer, Treasurer and Secretary

Raptor Pharmaceutical Corp.

9 Commercial Blvd., Suite 200

Novato, California 94949

(Name and address of agent for service)

(415) 382-1390

(Telephone number, including area code, of agent for service)

Copy to:

Siobhan McBreen Burke, Esq.

Paul, Hastings, Janofsky & Walker LLP

515 South Flower Blvd., 25th Floor

Los Angeles, California

(213) 683-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer    [ ]                                                      Accelerated filer                   [ ]

Non-accelerated filer      [ ]                                                      Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value Common Stock Rights (3)	6,000,000	$ 3.47 (2)	$20,820,000 (2)	$2,417.20
(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Common Stock (the “Common Stock”) of Raptor Pharmaceutical Corp. (the “Registrant”) that may be offered or issued under the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan, as amended (the “Plan”) to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to 6,000,000 of the shares are calculated based on $3.47 per share, the average of the high and low prices of Registrant’s Common Stock, as reported on the Nasdaq Capital Market on April 21, 2011, a date within five business days prior to the filing of this Registration Statement.

(3)
Comprised of associated rights to purchase shares of the Registrant’s Series A Participating Preferred Stock Purchase Rights, par value $0.001 per share (the “Preferred Share Purchase Rights”). The Preferred Share Purchase Rights are attached to shares of the Common Stock in accordance with the Rights Agreement, dated as of May 13, 2005, as amended from time to time, by and between the Registrant and American Stock Transfer & Trust Company, LLC. The Preferred Share Purchase Rights are not exercisable until the occurrence of certain events specified in the Rights Agreement, are evidenced by the stock certificates representing the Common Stock and are transferable solely with the Common Stock.  The value attributable to the Preferred Share Purchase Rights, if any, is reflected in the value of the Common Stock.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Raptor Pharmaceutical Corp., a Delaware corporation (the “Corporation” or the “Registrant”), relating to 6,000,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable to eligible employees, independent contractors, consultants and directors of the Registrant under the Raptor Pharmaceutical Corp. 2010 Equity Incentive Plan, as amended (the “Plan”), which Common Stock is in addition to the 3,000,000 shares of Common Stock registered on the Registrant’s Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 14, 2010 (Commission File No. 333-166813) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:

(a)	(a) The Registrant’s Annual Report on Form 10-K for its fiscal year ended August 31, 2010 filed with the Commission on November 22, 2010;
(b)	(b) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2010 filed with the Commission on January 14, 2011;
(c)	(c) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2011 filed with the Commission on April 13, 2011;
(d)	(d) The Registrant’s Current Report on Form 8-K filed with the Commission on November 12, 2010;
(e)	(e) The Registrant’s Current Report on Form 8-K filed with the Commission on November 17, 2010;
(f)	(f) The Registrant’s Current Report on Form 8-K filed with the Commission on November 26, 2010;
(g)	(g) The Registrant’s Current Report on Form 8-K filed with the Commission on February 15, 2011;
(h)	(h) The Registrant’s Current Report on Form 8-K filed with the Commission on March 22, 2011;
(i)	(i) The Registrant’s Current Report on Form 8-K filed with the Commission on April 7, 2011;
(j)	(j) The Registrant’s Current Report on Form 8-K filed with the Commission on April 13, 2011;
(k)
(k)  The description of Common Stock contained in the Registrant’s Registration Statement on Form 10-SB filed with the SEC on March 17, 1999 (File No. 000-25571), as amended by that certain Registration Statement on Form 10-SB/A filed on August 19, 1999 (File No. 000-25571), which description has been updated by the Registrant’s Joint Proxy Statement on Form S-4 filed on August 19, 2009 (File No. 333-161424), including any other amendment or report filed for the purpose of updating such description; and

(l)
(l)  The description of the Registrant’s Series A Participating Preferred Stock contained in the Registrant’s Registration Statement on Form 8-A filed on May 16, 2005 (File No. 000-25571), pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

Raptor Pharmaceutical Corp.

Attn:  Secretary

9 Commercial Blvd., Suite 200

Novato, California 94949

(415) 382-1390

ITEM 8. EXHIBITS.

Exhibit Index
4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).
4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).
4.3
Certificate of Amendment filed with the Secretary of State of the State of Nevada effecting an 8-for-1 reverse stock of the Registrant’s common stock and changing the name of the Registrant from Axonyx Inc. to TorreyPines Therapeutics, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).

4.4
Articles of Conversion filed with the Secretary of State of the State of Nevada changing the state of incorporation of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).

4.5
Certificate of Conversion filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.5 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).

4.6	Amendment to Bylaws of the Registrant (incorporated by reference to Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K, filed on March 29, 2007).
4.7	Certificate of Amendment of Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on October 5, 2009).
4.8
Rights Agreement, dated as of May 13, 2005, between the Registrant and The Nevada Agency and Trust Company, as Rights Agent (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K, filed on May 16, 2005).

4.9
Amendment to Rights Agreement, dated as of June 7, 2006, between the Registrant and The Nevada Agency and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on June 12, 2006).

4.10
Amendment to Rights Agreement, dated as of October 3, 2006, between the Registrant and The Nevada Agency and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.19 to the Registrant’s Annual Report on Form 10-K, filed on March 29, 2007).

4.11
Rights Agreement Amendment, dated as of July 27, 2009, to the Rights Agreement dated May 13, 2005 between Registrant and American Stock Transfer and Trust Company (replacing The Nevada Agency and Trust Company) (incorporated by reference to Exhibit 2.3 to the Registrant’s Current Report on Form 8-K, filed on July 28, 2009).

4.12
Amendment to Rights Agreement, dated August 6, 2010, by and between the Registrant and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed on August 10, 2010).

4.13	Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan (incorporated by reference to Exhibit 4.12 to the Registrant’s Registration Statement on Form S-8, filed on May 14, 2010).
4.14
Form of Award Agreement under the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan (incorporated by reference to Exhibit 4.13 to the Registrant’s Registration Statement on Form S-8, filed on May 14, 2010).

4.15†	2011 Plan Amendments to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan.
5.1†	Opinion of Paul, Hastings, Janofsky & Walker LLP.
23.1†	Consent of Burr Pilger Mayer, Inc., an Independent Registered Public Accounting Firm to the Registrant.
23.2†	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1).
24.1†	Power of Attorney (included in the signature page hereto).

†	Filed herewith.

ITEM 9. UNDERTAKINGS.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

(A) paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on April 25, 2011.

RAPTOR PHARMACEUTICAL CORP. By:/s/ Christopher M. Starr Christopher M. Starr, Ph.D. Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher M. Starr, Ph.D. and Kim R. Tsuchimoto, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher M. Starr, Christopher M. Starr, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	April 25, 2011
/s/ Kim R. Tsuchimoto Kim R. Tsuchimoto	Chief Financial Officer, Treasurer & Secretary (Principal Financial and Accounting Officer)	April 25, 2011
/s/ Raymond W. Anderson Raymond W. Anderson	Director	April 25, 2011
/s/ Suzanne L. Bruhn Suzanne L. Bruhn, Ph.D.	Director	April 25, 2011
/s/ Richard L. Franklin Richard L. Franklin, M.D., Ph.D.	Director	April 25, 2011
/s/ Llew Keltner Llew Keltner, M.D., Ph.D	Director	April 25, 2011
/s/ Erich Sager Erich Sager	Director	April 25, 2011
/s/ Vijay B. Samant Vijay B. Samant	Director	April 25, 2011
/s/ Timothy P. Walbert Timothy P. Walbert	Director	April 25, 2011

EXHIBIT INDEX

Exhibit Index
4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).
4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).
4.3
Certificate of Amendment filed with the Secretary of State of the State of Nevada effecting an 8-for-1 reverse stock of the Registrant’s common stock and changing the name of the Registrant from Axonyx Inc. to TorreyPines Therapeutics, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).

4.4
Articles of Conversion filed with the Secretary of State of the State of Nevada changing the state of incorporation of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).

4.5
Certificate of Conversion filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.5 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).

4.6	Amendment to Bylaws of the Registrant (incorporated by reference to Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K, filed on March 29, 2007).
4.7	Certificate of Amendment of Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on October 5, 2009).
4.8
Rights Agreement, dated as of May 13, 2005, between the Registrant and The Nevada Agency and Trust Company, as Rights Agent (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K, filed on May 16, 2005).

4.9
Amendment to Rights Agreement, dated as of June 7, 2006, between the Registrant and The Nevada Agency and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on June 12, 2006).

4.10
Amendment to Rights Agreement, dated as of October 3, 2006, between the Registrant and The Nevada Agency and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.19 to the Registrant’s Annual Report on Form 10-K, filed on March 29, 2007).

4.11
Rights Agreement Amendment, dated as of July 27, 2009, to the Rights Agreement dated May 13, 2005 between Registrant and American Stock Transfer and Trust Company (replacing The Nevada Agency and Trust Company) (incorporated by reference to Exhibit 2.3 to the Registrant’s Current Report on Form 8-K, filed on July 28, 2009).

4.12
Amendment to Rights Agreement, dated August 6, 2010, by and between the Registrant and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed on August 10, 2010).

4.13	Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan (incorporated by reference to Exhibit 4.12 to the Registrant’s Registration Statement on Form S-8, filed on May 14, 2010).
4.14
Form of Award Agreement under the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan (incorporated by reference to Exhibit 4.13 to the Registrant’s Registration Statement on Form S-8, filed on May 14, 2010).

4.15†	2011 Plan Amendments to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan.
5.1†	Opinion of Paul, Hastings, Janofsky & Walker LLP.
23.1†	Consent of Burr Pilger Mayer, Inc., an Independent Registered Public Accounting Firm to the Registrant.
23.2†	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1).
24.1†	Power of Attorney (included in the signature page hereto).

†	Filed herewith.